Number

00000000

Shares

*****0*********
******0********
*******0*******
********0******
*********0*****

# Petro River Oil Corp.

CONTINUED IN THE STATE OF DELAWARE

THIS CERTIFIES THAT SPECIMEN

CUSIP 71647K105

ISIN US71647K1051

IS THE REGISTERED HOLDER OF ***0***

SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY PAID AND NON-ASSESSABLE COMMON SHARES PAR VALUE $0.00001 PER SHARE

## Petro River Oil Corp.

transferable on the books of the Company only upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

SAMPLE

Dated: Sep 12, 2012

VOID

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY OF CANADA
(VANCOUVER/TORONTO)
TRANSFER AGENT AND REGISTRAR

VOID

By
Authorized Officer

The shares represented by this certificate are transferable at the offices of Computershare Trust Company of Canada in Vancouver, BC and Toronto, ON.

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

The class of shares represented by this certificate has rights, privileges, restrictions or conditions attached to it. The corporation will furnish to shareholders, on demand AND without charge, a full copy of the text of the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series insofar as the same have been fixed by the directors, and the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

| | | | |
|---|---|---|---|
| TEN COM | - as tenants in common | (Name) CUST (Name) UNIF GIFT MIN ACT (State) | - (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act |
| TEN ENT | - as tenants by the entireties | | |
| JT TEN | - as joint tenants with rights of survivorship and not as tenants in common | | |

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

______________________________________________

Insert name and address of transferee

______________________________________________

______________________________________________ shares

represented by this certificate and does hereby irrevocably constitute and appoint

______________________________________________ the attorney

of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATED: ____________________

______________________ Signature of Shareholder

______________________ Signature of Guarantor

**Signature Guarantee:**
The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

**SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ**

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.

